Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectus of Kindly MD, Inc. as it appears on the front of the registration statement of our report dated June 17, 2025, relating to the financial statements of Nakamoto Holdings, Inc. as of April 30, 2025, and for the period from March 6, 2025 (inception) through April 30, 2025.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.

Boston, Massachusetts

September 12, 2025